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                                 EXHIBIT 23(a)





                        Consent of Independent Auditors

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We consent to the incorporation by reference in the registration statement of
Dominion Homes, Inc. (formerly the Borror Corporation) on Form S-8 of our report dated February 7, 1997, on our audits of the financial statements of Dominion Homes, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is incorporated by reference from the Annual Report filed on Form 10-K.


                                                   /s/ Coopers & Lybrand L.L.P.
                                                   ----------------------------
                                                       Coopers & Lybrand L.L.P.


Columbus, Ohio
May 8, 1997


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